EXHIBIT 10.3


                                SERVICE AGREEMENT




         THIS AGREEMENT made as of the 1st day of January, 2002, by and between United Financial Corp. ("United"), a Minnesota corporation, and Central Financial Services, Inc. ("CFS"), a Florida corporation.

                                   WITNESSETH:

         WHEREAS, CFS desires to sell and United desires to purchase certain services more particularly described herein to be utilized by United in the management and operations of its business as a commercial bank holding company or other type of financial institution.

         NOW, THEREFORE, in consideration of the foregoing premises, and further in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

         1. Services. United, on its own behalf, agrees to purchase and CFS agrees to sell the following advisory and consulting services.

                  A. Advise United's management on income tax planning and provide assistance in the preparation of federal and state income tax returns.

                  B. Coordinate directors' examinations and/or audits under the direction of United and United's Board of Directors.

                  C. Advice with respect to the development of operating policies and marketing and advertising advice.

                  D. Conduct periodic audits of the loan portfolios (if any) in order to advise management in its process of determining adequacy of Reserve for Loan Losses, compliance with existing regulations and adequacy of loan file documentation.

                  E. Under the direction of management, provide a review and analysis of specific new loans or problem loans and make recommendations as to how management should proceed.

                  F. Under the direction of management, provide periodic reviews of internal controls and operations and prepare related reports on findings to management.

                  G. Loan policy advice, which includes advising officials in the development of proposed loan policies and proposed amendments thereto,


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         providing information and advice on consumer compliance provisions, and advice with respect to coordinating participation loan agreements with officials.

                  H. Personnel consulting, which includes advice on fringe benefit programs, salary recommendations, and executive recruiting under the direction of management.

                  I. Accounting and reporting advice, which includes development of proposed budgets and financial statement formats and review and analysis of monthly statements, budgets and expense clarification.

                  J. Regulatory relations and planning advice, which includes updates of regulatory changes, advice in dealings with regulatory agencies and advice with respect to evaluations of potential expansion or change in bank facilities and services.

                  K. Advise and consult with management on asset and liability management, including rate sensitivity, net interest margin, liquidity and capital adequacy.

                  L. Insurance advisory services, which includes coordination and central purchasing of all bank-related insurance needs under the direction of management.

                  M. Analysis and review of potential mergers and acquisitions including pro forma projections, purchase price and any other review.

                  N. Such other advisory or consulting services as United may request.

                  O. Any regulatory filings such as FR Y-9C, FR Y-9LP, FR Y-8, FR Y-l1 and any other regulatory filings deemed necessary.

                  P. Provide accounting, loan maintenance, or any other administrative duties required.

         2. Basic Fees: Payment. United hereby agrees to pay CFS for the above services as follows:

                  A. Professional employee services will be billed on a direct hourly rate. The direct hourly rate is based upon a comparable market rate for similar services; and

                  B. Any directly incurred "out-of-pocket" expenses incurred by CFS for providing such services.

                  C. Management of the investment portfolio will be billed as a component of the fee expressed as a number of basis points (BP), on a sliding scale, as it relates to the size of the investment portfolio. The portfolio will be charged at 7 BP.

         3. Cancellation. The service agreement will be in effect for one year. Thereafter, it may be canceled by either CFS or United as of the end of any fiscal year


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


         hereof upon sixty (60) days prior written notice thereof if no agreement as to the basic annual fee is reached as required by Section 2 hereof. Until so canceled, the service agreement will remain in full force and effect.

         IN WITNESS WHEREOF, CFS and United have executed and delivered this Service Agreement as of the day and year first above written.

UNITED FINANCIAL CORP.              CENTRAL FINANCIAL SERVICES, INC.



By:  /s/ Kevin P. Clark             By:  /s/ Kurt R. Weise
     ------------------                  ------------------
Its: S.V.P.                         Its: President
     ------------------                  ------------------


WITNESS:


By: /s/ Steve L. Feurt
    -------------------


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